UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 5, 2026
Date of Report (date of earliest event reported)

HILLS BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	0-12668		42-1208067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

131 E. Main Street, PO Box 160	Hills	Iowa	52235
(Address of Principal Executive Offices)			(Zip Code)
(319) 679-2291
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant

Hills Bancorporation (the “Company”) conducted a comprehensive, competitive process to determine the Company's independent registered public accounting firm for and with respect to the year ending December 31, 2026. The Audit Committee invited six national accounting firms to participate in this process, including Forvis Mazars, LLP, the Company's current independent registered public accounting firm.

As a result of this process, on January 5, 2026, the Audit Committee of the Company’s Board of Directors notified Forvis Mazars, LLP that it will be dismissed as the Company’s independent registered public accounting firm following the completion of its audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2025.
On January 5, 2026, the Audit Committee of the Board of Directors of the Company approved the engagement of Crowe LLP ("Crowe") to serve as the Company’s independent registered public accounting firm for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2026. The Company’s formal engagement of Crowe remains subject to the completion of Crowe’s standard client acceptance procedures and execution of an engagement letter.

The reports of Forvis Mazars, LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through the date of this report, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Forvis Mazars, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Forvis Mazars, LLP’s satisfaction, would have caused Forvis Mazars, LLP to make reference thereto in connection with its reports on the Company’s consolidated financial statements for such periods.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except with respect to the material weaknesses in internal control over financial reporting, as further described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and the quarterly reports on Form 10-Q for March 31, 2025, June 30, 2025 and September 30, 2025, related to:

•Management review and activity-level controls over the period-end financial reporting process (and, for the quarter ended September 30, 2025, to include internal control procedures to ensure i) validation of the correct version to be filed and ii) validation that our independent registered public accounting firm has completed its review);
•The segregation of duties, review, posting, and approval of manual journal entries; and
•The identification, prior approval, and disclosure of related party transactions.

The above reportable events were discussed between the Audit Committee and Forvis Mazars, LLP, and Forvis Mazars, LLP has been authorized by the Company to respond fully to inquiries by Crowe concerning the reportable events.

The Company provided Forvis Mazars, LLP with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Forvis Mazars, LLP furnish the Company with a letter addressed to the SEC stating whether Forvis Mazars, LLP agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Forvis Mazars, LLP’s letter, dated January 9, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recently completed fiscal years and through the date of the Company's appointment of Crowe, the Company did not consult with Crowe regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written or oral advice was provided by Crowe that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit

Exhibit 16.1	Letter of Forvis Mazars, LLP dated January 9, 2026 to the SEC regarding statements included in this Form 8‑K.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: January 9, 2026

/s/ Anthony V. Roetlin
Anthony V. Roetlin,
Treasurer, Chief Financial Officer and Chief Accounting Officer